                                  EXHIBIT 32.1

      RULE 13A - 14(B) CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF
                                FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, the undersigned officers of Source Interlink Companies, Inc. (the "Corporation") hereby certify that the Corporation's Annual Report on Form 10-K for the year ended January 31, 2006 (the "Report") fully complies with the requirements of Sections 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

                                        Dated: April 17, 2006


                                        /s/ S. LESLIE FLEGEL
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                                        Name: S. Leslie Flegel
                                        Title: Chief Executive Officer


                                        /s/ MARC FIERMAN
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                                        Name: Marc Fierman
                                        Title: Chief Financial Officer